Exhibit 10.1
SECOND AMENDMENT TO OFFICE/WAREHOUSE LEASE
     THIS SECOND AMENDMENT TO OFFICE/WAREHOUSE LEASE is made this 14th day of April, 2004 (this “Amendment”), by and between VV MINNEAPOLIS, L.P., a Minnesota limited partnership, as successor-in-interest to OPUS CORPORATION, a Minnesota corporation, hereinafter referred to as “Lessor,” and HUTCHINSON TECHNOLOGY INCORPORATED, a Minnesota corporation, hereafter referred to as “Lessee.”
WITNESSETH THAT
     WHEREAS, Lessor and Lessee have entered into that certain Office/Warehouse Lease dated December 29, 1995, as amended by First Amendment to Lease dated April 30, 1996, concerning certain Premises in the Office/Warehouse Complex known and described as Trenton Commerce Center located at 5905 Trenton Lane North, Plymouth, Minnesota 55442 (said Office/Warehouse Lease, as amended, is hereinafter called the “Lease”); and
     WHEREAS, Lessee desires to extend the term of the Lease and the parties desire to amend the Lease to set forth their agreements in connection with such extension.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1.     Term. The term of the lease (as described in the third paragraph of the Lease) is hereby extended so that it shall expire on December 31, 2014. All references in the Lease to the term shall hereinafter refer to the term as extended hereby. Notwithstanding anything to the contrary contained in the Lease, Lessee’s options to extend the term, as described in Article XXXV of the Lease, shall remain in effect and be exercisable by the Lessee at the end of the term, as extended hereby.
     2.     Base Rent. Notwithstanding anything to the contrary contained in the Lease, including without limitation Article XXIV thereof, commencing on January 1, 2005, the amount of Base Rent, and the term for such amounts, shall be as follows:

Term	Annual Base Rent	Monthly Payment
1/1/2005 to 12/31/2005	$501,924.00	$41,827.00
1/1/2006 to 12/31/2006	$511,962.48	$42,663.54
1/1/2007 to 12/31/2007	$522,201.72	$43,516.81
1/1/2008 to 12/31/2008	$532,645.75	$44,387.15
1/1/2009 to 12/31/2009	$543,298.66	$45,274.89
1/1/2010 to 12/31/2010	$554,164.63	$46,180.38
1/1/2011 to 12/31/2011	$565,247.92	$47,103.99
1/1/2012 to 12/31/2012	$576,552.87	$48,046.07
1/1/2013 to 12/31/2013	$588,083.92	$49,006.99
1/1/2014 to 12/31/2014	$599,845.59	$49,987.13

     3.     Miscellaneous. Except as amended herein, all other terms and conditions of the Lease shall remain in full force and effect. This Amendment may be executed and/or delivered in counterparts, which together shall be one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to as of the date and year first above written.
LESSOR:
VV MINNEAPOLIS, L.P.

By	Morgan Stanley Real Estate Advisor, Inc.
Its Investment Advisor

By:	/s/ Brian K. Vantz
	Name	Brian K. Vantz
	Title:	V.P.

LESSEE:
HUTCHINSON TECHNOLOGY INCORPORATED

By:	/s/ John A. Ingleman
	Name	John A. Ingleman
	Title:	CFO

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